Exhibit 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. § 1350, I, Yanela C. Frias, Vice President and Chief Financial Officer of Pruco Life Insurance Company of New Jersey (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 13, 2015

/s/ Yanela C. Frias
Yanela C. Frias
Vice President and Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.